UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (August 4, 2020)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 4, 2019, the Board adopted a 2020 Gross Margin Plan (“GM Plan”) which provided its executives and key senior employees (“Key Executives”) with a cash bonus equal to 2% of base pay for every additional 1% profit margin achieved based on the increase gross profits for calendar year 2020 and to be paid in the first quarter of calendar year 2021. On August 4, 2020, the compensation committee amended the 2020 GM Plan to allow for the early payment of cash bonuses to Key Executives equal to 2% of base pay for every additional 1% profit margin achieved based on (1) the increase in profit margin first half of calendar year 2020, and (2) an adjustment to the bonuses to be paid in the first quarter of calendar year 2021 based on the profit margin achieved during the second half of calendar year 2020 (“Amended GM Plan”).

On August 7, 2020, the Registrant made cash bonus payments in the aggregate amount of $225,710 to certain Key Executives (the “Awards”) pursuant to the Amended GM Plan, which included payments of $34,047 to Ronald Dutt, Chief Executive Officer, $27,063 to Chuck Scheiwe, Chief Financial Officer, and $27,936 to Jonathan Berry, Chief Operating Officer. The Awards were calculated on the basis of increase in profit margins achieved during the first six months of the calendar year 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: September 27, 2020

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